Exhibit 12.1

                Computation of Ratio of Earnings to Fixed Charges
                             and Preferred Dividends
                              (Dollars in millions)
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                                                                                                       Successor
                                                                                                       ---------
                                                                                                      Nine months
                                                                                                         ended
                                                                                                     September 30,
                                                                                                         2004
                                                                                                         ----
Pretax income from operations:
  Net income.......................................................................................      $208.4
  Add income tax expense...........................................................................       115.7
                                                                                                         ------

     Pretax income from operations.................................................................       324.1
                                                                                                         ------

Add fixed charges:
  Interest expense.................................................................................        59.9
  Interest expense on investment borrowings........................................................         5.2
  Interest added to policyholder account balances .................................................       306.0
  Portion of rental (a)............................................................................         9.6
                                                                                                         ------

     Fixed charges.................................................................................       380.7
                                                                                                         ------

     Adjusted earnings.............................................................................      $704.8
                                                                                                         ======

         Ratio of earnings to fixed charges........................................................       1.85x
                                                                                                          =====

Fixed charges......................................................................................      $380.7
Add dividends on preferred stock (divided by the ratio of net income
  to pretax income)................................................................................        87.1
                                                                                                         ------

     Fixed charges plus preferred dividends........................................................      $467.8
                                                                                                         ======

     Adjusted earnings.............................................................................      $704.8
                                                                                                         ======

         Ratio of earnings to fixed charges and preferred dividends................................       1.51x
                                                                                                          =====
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(a)  Interest portion of rental is estimated to be 33 percent.

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